Exhibit No. 32.1
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Form 10-QSB
Epicus Communications Group, Inc.
File No. 000-17058


             Certification Pursuant to 18 U.S.C. 1350,
                 as adopted Pursuant to Section 906
                of the Sarbanes-Oxley Act of 2002 -
    Chief Executive Officer and Acting Chief Accounting Officer


In connection with the Quarterly Report of Epicus Communications Group, Inc. (Company) on Form 10-QSB for the period ended February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Mark Schaftlein, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)   The Report fully complies with the requirements of
          section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: April 17, 2006                     By:       /s/ Mark Schaftlein
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                                                       Mark Schaftlein
                                           Chief Executive Officer and
                                        Acting Chief Financial Officer


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A signed original of this written statement required by Section 906 has been provided to Epicus Communications Group, Inc. and will be retained by Epicus Communications Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.